PROSPECTUS Dated                              Pricing Supplement No. 36
January 6,2000                                Effective May 14, 2001
And PROSPECTUS SUPPLEMENT
Dated August 29,2000


                       U.S. $200,000,000              Rule 424 (B)(3)
                                                   Registration Statement
                    FORD MOTOR CREDIT COMPANY         No. 333-91953

                       FIXED-RATE NOTES


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                    Interest Rate Per Annum
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Period        One       Two      Three     Five     Seven    Ten
Beginning     Year      Years    Years     Years    Years    Years
----------   -------   ------   -------   -------  -------   -------
05/14/01     4.10%     4.95%    5.40%      5.75%    6.05%     6.45%